                                  EXHIBIT 9
                                                                  Exhibit 1.1(a)


                STOCKHOLDER OPTION, VOTING AND PROXY AGREEMENT

                          DATED AS OF APRIL 29, 1996

                                    AMONG

                       MFS COMMUNICATIONS COMPANY, INC

                      MFS GLOBAL INTERNET SERVICES, INC.

                       AND EACH OTHER PERSON AND ENTITY

                    LISTED ON THE SIGNATURE PAGES HEREOF.

         STOCKHOLDER OPTION, VOTING AND PROXY AGREEMENT, dated as of April 29, 1996, (this "Agreement") among MFS COMMUNICATIONS COMPANY, INC., a Delaware corporation ("Parent"), MFS GLOBAL INTERNET SERVICES, INC., a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), and each other person and entity listed on the signature pages hereof (each, a "Stockholder").

         WHEREAS, as of the date hereof, each Stockholder owns of record the number of shares of common stock, $0.001 par value (the "Common Stock"), of UUNET Technologies, Inc., a Delaware corporation (the "Company"), set forth opposite such Stockholder's name on Exhibit A hereto (all such shares, together with all shares of Common Stock of the Company which are hereafter acquired by the Stockholders, being referred to herein as the "Shares");

         WHEREAS, Parent, Sub and the Company have entered into an Agreement and Plan of Merger dated as of the date hereof (the "Merger Agreement"; capitalized terms used but not otherwise defined in this Agreement have the meanings assigned to such terms in the Merger Agreement), which provides, upon the terms and subject to the conditions set forth therein, for the merger of Sub with and into the Company (the "Merger"); and

         WHEREAS, as a condition to the willingness of Parent and Sub to enter into the Merger Agreement and in furtherance of the acquisition of the Company by Parent, Parent and Sub have required that the Stockholders agree, and in order to induce Parent and Sub to enter into the Merger Agreement, each Stockholder has agreed, severally and not jointly, to enter into this Agreement.

         NOW, THEREFORE, in consideration of the foregoing premises and agreements contained herein, the parties hereto agree as follows:

                                   ARTICLE I.

                   GRANT OF OPTION AND EXERCISE; TRANSFER AND
                              VOTING OF SHARES

         SECTION 1.1. GRANT OF OPTION. Subject to the terms and conditions set forth herein, each Stockholder hereby grants to Parent an irrevocable option (the "Option") to purchase all such Stockholder's Shares held on the date of Option exercise for 1.777776 fully paid and nonassessable shares of Parent Common Stock (as adjusted in the circumstances described in Section 3.1(c) of the Merger Agreement) per Share, together with the associated rights under Parent's Rights Agreement ("Parent Rights Plan") dated as of September 30, 1995 between Parent and Continental Stock Transfer & Trust (together, the "Purchase Price").

         SECTION 1.2. EXERCISE OF OPTION. Parent may exercise the Option, in whole with respect to all of the Shares held by all of the Stockholders covered hereby but not in part, at any time following the occurrence of a Purchase Event (as defined in the Merger Agreement); provided that, except as provided in the last sentence of this Section 1.2(a), the Option shall terminate and be of no further force and effect upon the earliest to occur of (i) the Effective Date, (ii) 20 Business Days after the termination of the Merger Agreement other than by reason of an event described in clause (iv) or (v) below, (iii) [INTENTIONALLY OMITTED], (iv) exercise of the Company's right to terminate the Merger Agreement because of a breach by Parent or Sub of any covenant or agreement set forth in the Merger Agreement or the failure of any representation or warranty of the Parent or Sub under Article IV of the Merger Agreement or of the Parent under Article III of this Agreement to have been true in all material respects when made or the failure of the holders of capital stock of Parent to approve the Merger at the Parent Meeting, (v) the Merger Agreement has been terminated pursuant to Section 10.1(a) or (b) of the Merger Agreement, or (vi) the failure of the Closing (defined in Section 1.3 below) to occur within 30 Business Days of the Notice Date (defined in Section
1.3 below) unless (A) the reason for such failure relates to the inability to satisfy the conditions to register the shares of Parent Common Stock set forth in Section 1.9 of this Agreement or for the notification period under the HSR Act to have expired, in either case, for reasons outside of the control of Parent, and (B) Parent is diligently pursuing the registration of such shares with the Commission or promptly providing all necessary information to the Federal Trade Commission and the Antitrust Division of the Department of Justice, as the case may be. Notwithstanding the termination of the Option, Parent shall be entitled to purchase the Shares in accordance with the terms hereof if it has exercised the Option prior to the termination date, unless clause (iv) or (vi) above has been triggered in which case the rights to exercise this Option shall immediately cease.

         SECTION 1.3. CLOSING DATE. In the event Parent wishes to exercise the Option, which may be exercised in whole with respect to all of the Shares of all of the Stockholders covered hereby but not in part, it shall send to each Stockholder a written notice (the date of which being herein referred to as the "Notice Date") specifying a place and date not earlier than five business days nor later than 10 Business Days from the Notice Date for the closing of such purchase (the "Closing Date"); provided that if the closing of the purchase and sale pursuant to the Option (the "Closing") cannot be consummated by reason of any applicable judgment, decree, order, law or regulation, the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which such restriction on consummation has expired or been terminated; and, provided further that, without limiting the foregoing, if prior





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
notification to or approval of any regulatory authority is required in connection with such purchase, Parent and, if applicable, a Stockholder shall promptly file the required notice or application for approval and shall expeditiously process the same (and such Stockholder shall cooperate with Parent in the filing of any such notice or application and the obtaining of any such approval), and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which, as the case may be, (i) any required notification period has expired or been terminated or (ii) such approval has been obtained, and in either event, any requisite waiting period has passed. Parent agrees that it shall include the issuance of shares of Parent Common Stock under this Agreement in the notifications under the HSR Act filed pursuant to Section 8.6 of the Merger Agreement.


                 SECTION 1.4.  PAYMENT AND DELIVERY OF CERTIFICATES.

                 (a) On the Closing Date, (i) Parent will deliver to the Stockholders the Purchase Price and a certificate signed by the President or Chief Executive Officer of Parent to the effect that Parent and the Sub have complied with all covenants and agreements set forth in the Merger Agreement and that all representations and warranties of the Parent and Sub under Article IV of the Merger Agreement and of the Parent under Article III of this Agreement were true in all material respects when made, and (ii) the Stockholders shall deliver to Parent certificates representing the Shares sold by the Stockholders to Parent at the Closing, duly endorsed in blank or accompanied by stock powers duly executed by the Stockholders in blank, in proper form for transfer.

                 (b) No certificates or scrip representing less than one share of Parent Common Stock shall be issued upon the exercise of the Option. In lieu of any such fractional share, each Stockholder who would otherwise have been entitled to a fraction of a share of Parent Common Stock upon exercise of the Option shall be paid at the Closing cash (without interest) in an amount equal to such Stockholder's fractional part of a share of Parent Common Stock multiplied by the last reported sale price of Parent Common Stock, as reported on the Nasdaq National Market, on the Closing Date.

                 SECTION 1.5.  LEGENDS.

                 (a) Each Stockholder shall instruct the Company to cause each certificate of any Stockholder evidencing the Shares to bear a legend in the following form:

                 THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, EXCHANGED OR OTHERWISE TRANSFERRED OR DISPOSED OF EXCEPT IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF THE STOCKHOLDER OPTION, VOTING





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
                 AND PROXY AGREEMENT DATED AS OF APRIL 29, 1996, AS IT MAY BE AMENDED, AMONG MFS COMMUNICATIONS COMPANY, INC., MFS GLOBAL INTERNET SERVICES, INC. AND THE REGISTERED HOLDER OF THIS CERTIFICATE, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF THE ISSUER.

                 (b) In the event that the Shares shall cease to be subject to the restrictions on transfer set forth in this Agreement, the Company shall, upon the written request of the holder thereof, issue to such holder a new certificate evidencing such Shares without the legend required by Section 1.5(a).

                 SECTION 1.6. VOTING AGREEMENT. Each Stockholder hereby agrees that from the date hereof to the earlier to occur of the termination of the Merger Agreement or the Effective Date, at any meeting of the stockholders of the Company, however called, and in any action by consent of the stockholders of the Company, such Stockholder shall vote the Shares; (A) in favor of the Merger, the Merger Agreement (as amended from time to time) and the transactions contemplated by the Merger Agreement and (B) against any proposal for any recapitalization, merger (other than the Merger), sale of assets or other business combination between the Company and any person or entity (other than Parent or Sub) or any other action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or which would result in any of the conditions to the Merger Agreement not being fulfilled.

                 SECTION 1.7. NO DISPOSITION OR ENCUMBRANCE OF SHARES AND OPTIONS. Except to the extent set forth in Exhibit A, each Stockholder hereby covenants and agrees that, from the date hereof to the termination of the rights of Parent under Sections 1.2, 1.6 and
1.8 of this Agreement, it shall not, and shall not offer or agree to, sell, transfer, tender, assign, hypothecate or otherwise dispose of, or create or permit to exist any Encumbrance (as hereinafter defined) on the Shares owned by such Stockholder at any time prior to the Effective Date.

                 SECTION 1.8.  VOTING OF SHARES; FURTHER ASSURANCES.

                 (a) Each Stockholder, by this Agreement, with respect to its Shares, does hereby constitute and appoint Sub and Parent, or any nominee of Sub and Parent, with full power of substitution, from the date hereof to the earlier to occur of the termination of the Merger Agreement or the Effective Date, as its true and lawful attorney and proxy (its "Proxy"), for and in its name, place and stead, to vote each of such Shares as its Proxy, at every annual, special or adjourned meeting of the stockholders of the Company, including the right to sign its name (as stockholder) to any consent, certificate or other document relating to the





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
         Company that the law of the State of Delaware may permit or require:

                           (i)  in favor of the Merger, the Merger
                 Agreement (as amended from time to time) and the transactions contemplated by the Merger Agreement; and

                           (ii)  against any proposal for any
                 recapitalization, merger (other than the Merger), sale of assets or other business combination between the Company and any person or entity (other than Parent or Sub) or any other action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or which could result in any of the conditions to the Merger Agreement not being fulfilled.

         THIS POWER OF ATTORNEY IS IRREVOCABLE, IS GRANTED IN CONSIDERATION OF PARENT AND SUB ENTERING INTO THE MERGER AGREEMENT AND IS COUPLED WITH AN INTEREST SUFFICIENT IN LAW TO SUPPORT AN IRREVOCABLE POWER. This appointment shall revoke all prior attorneys and proxies appointed by any Stockholder at any time with respect to the Shares and no subsequent attorneys or proxies will be appointed by such Stockholder, or be effective, with respect thereto during the term of this Agreement.

                 (b) Each Stockholder shall perform such further acts and execute such further documents and instruments as may reasonably be required to vest in Sub and Parent the power to carry out and give effect to the provisions of this Agreement.

                 SECTION 1.9. REGISTRATION. Notwithstanding anything in this Agreement to the contrary, the obligation of the Stockholders to transfer their Shares to Parent at the Closing shall be conditioned upon the issuance of Parent Common Stock to the Stockholders being registered pursuant to the Securities Act at the Closing. Parent shall include such issuance of shares of Parent Common Stock in the Registration Statement on Form S-4 being filed pursuant to the Merger Agreement.

                                  ARTICLE II.

               REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

                 Each Stockholder, severally and not jointly, hereby represents and warrants to Parent as follows:

                 SECTION 2.1  DUE ORGANIZATION, AUTHORIZATION, ETC.
Such Stockholder (if it is a corporation, partnership or other legal entity) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation





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
or organization. Such Stockholder has all requisite power (corporate or otherwise) to execute and deliver this Agreement, to grant the Option and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, the appointment of Parent and Sub as such Stockholder's Proxy, the granting of the Option and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action (corporate or otherwise) on the part of such Stockholder. This Agreement has been duly executed and delivered by or on behalf of such Stockholder and, assuming its due authorization, execution and delivery by Parent, constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms.

                 SECTION 2.2.  NO CONFLICTS, REQUIRED FILINGS AND CONSENTS.

                 (a) Except as disclosed on Exhibit A, the execution and delivery of this Agreement by such Stockholder do not, and the performance of this Agreement by such Stockholder will not, (i) conflict with or violate the Certificate of Incorporation by By-Laws or other similar organizational documents of such Stockholder (in the case of a Stockholder that is a corporation, partnership or other legal entity),
         (ii) conflict with or violate any statute, law, ordinance, rule, regulation, order, decree or judgment applicable to such Stockholder or by which it or any of its properties is bound or affected, or (iii) result in any breach of or constitute a default (with notice or lapse of time, or both) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the property or assets of such Stockholder or (if such Stockholder is a corporation, partnership or other legal entity) any of its subsidiaries, including, without limitation, the Shares, pursuant to, any indenture or other loan document provision or other contract, license, franchise, permit or other instrument or obligation to which such Stockholder is a party or by which such Stockholder or any of its properties is bound or affected, except, in the case of clauses (ii) and (iii), for any such breaches, defaults or other occurrences that would not prevent or delay the performance by such Stockholder of its obligations under this Agreement.

                 (b) The execution and delivery of this Agreement by such Stockholder do not, and the performance of this agreement by such Stockholder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay





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         the performance by the Stockholder of its obligations under this Agreement.

                 SECTION 2.3. TITLE TO SHARES. Such Stockholder has, and the transfer by the Stockholder of the Shares hereunder will pass, good and marketable title to the Shares listed on Exhibit A hereto, free and clear of any pledge, lien, security interest, mortgage, charge, claim, equity, option, proxy, voting restriction, right of first refusal, limitation on disposition, adverse claim of ownership or use or encumbrance of any kind ("Encumbrances"), except to the extent disclosed on Exhibit A and for Shares sold prior to the Closing as permitted under Section 1.7.

                 SECTION 2.4  NO BROKERS.  Except for Goldman, Sachs &
Co. or as set forth in the Company Disclosure Letter, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of such Stockholder.

                                  ARTICLE III.

                    REPRESENTATIONS AND WARRANTIES OF PARENT

                 Parent represents and warrants to each Stockholder as follows:

                 SECTION 3.1      ORGANIZATION AND QUALIFICATION.
Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power to carry on its business as it is now being conducted or currently proposed to be conducted. Parent is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities make such qualification necessary, except where the failure to be so qualified will not, individually or in the aggregate, have a material adverse effect on the business, properties, assets, condition (financial or otherwise), liabilities or operations of Parent and its subsidiaries taken as a whole (a "Parent Material Adverse Effect"). Complete and correct copies as of the date hereof of the Certificate of Incorporation and By-laws of Parent have been delivered to the Company as part of a disclosure letter delivered by Parent to the Company on or prior to the date of this Agreement pursuant to the Merger Agreement (the "Parent Disclosure Letter").

                 SECTION 3.2      CAPITALIZATION.   The authorized
capital stock of Parent consists of 400,000,000 shares of Parent Common Stock, and 25,000,000 shares of preferred stock, $.01 par value. As of April 26, 1996 (after giving effect to the stock split on that day), (i) 125,804,234 shares of Parent Common Stock were validly issued and outstanding, fully paid and nonassessable,





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
(ii) 95,000 shares of Parent's Series A 8% Cumulative Convertible Preferred Stock, were validly issued and outstanding, fully paid, and nonassessable and
(iii) 15,000,000 shares of Series B Cumulative Convertible Preferred Stock were validly issued and outstanding, fully paid, and nonassessable. As of the date hereof, there are no bonds, debentures, notes or other indebtedness having the right to vote on any matters on which the Parent's stockholders may vote ("Parent Voting Debt") issued or outstanding. As of April 26, 1996 (after giving effect to the stock split on that day), except for options to acquire 20,614,274 shares of Parent Common Stock pursuant to the Parent's 1992 Stock Plan and 1993 Stock Plan, warrants to purchase 1,500,000 shares of Parent Common Stock, commitments to issue shares of Parent Common Stock under Parent's Shareworks and Shareworks Plus programs and commitments to issue shares of Parent Common Stock to non-employee directors pursuant to Parent's 1993 Stock Plan, and, except as provided herein and in the Parent Rights Plan, there are no options, warrants, calls or other rights, agreements or commitments presently outstanding obligating Parent to issue, deliver or sell shares of its capital stock or debt securities, or obligating Parent to grant, extend or enter into any such option, warrant, call or other such right, agreement or commitment. All of the shares of Parent Common Stock issuable in accordance with this Agreement in exchange for Company Common Stock at the Closing will be, when so issued, duly authorized, validly issued, fully paid and nonassessable and shall be delivered free and clear of any pledge, lien, security interest, mortgage, charge, claim, equity, option, proxy, voting restriction, right of first refusal, limitation on disposition, adverse claim of ownership or use or encumbrance of any kind ("Encumbrances"), including any preemptive rights of any stockholder of Parent.

                 SECTION 3.3 SUBSIDIARIES. The only "Significant Subsidiaries" (as such term is defined in Rule 1-02 of Regulation S-X of the Securities and Exchange Commission (the "Commission")) ("Significant Subsidiaries") of Parent are those named in Section 4.3 of the Parent Disclosure Letter or set forth on Exhibit 22 to Parent's Annual Report on Form 10-K for the fiscal year ended December 31, 1995. Each Significant Subsidiary incorporated in the United States is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the corporate power to carry on its business as it is now being conducted or currently proposed to be conducted. Each Significant Subsidiary is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary except where the failure to be so qualified will not have a Parent Material Adverse Effect. Except as disclosed in Section 4.3 of the Parent Disclosure Letter, all the outstanding shares of capital stock of each Significant Subsidiary are validly issued, fully paid and nonassessable and owned by Parent or by a Significant Subsidiary of Parent free and





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
clear of any Encumbrances. There are no existing options, warrants, calls or other rights, agreements or commitments of any character relating to the issued or unissued capital stock or other securities of any of the Significant Subsidiaries of Parent. Except as set forth in the Parent's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, as disclosed in Section
4.3 of the Parent Disclosure Letter and except for wholly owned subsidiaries which are formed after the date hereof in the ordinary course of business, Parent does not directly or indirectly own any interest in any other corporation, partnership, joint venture or other business association or entity that is a Significant Subsidiary.

                 SECTION 3.4      AUTHORITY RELATIVE TO THE AGREEMENT.

                 (a) Parent has the corporate power to execute and deliver this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by Parent's Board of Directors. The Agreement constitutes a valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought. No other corporate proceedings on the part of Parent are necessary to authorize the execution and delivery by Parent of this Agreement or the consummation of the transactions contemplated hereby.

                 (b) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, does not and will not result in the change in conversion ratios, conversion rights or voting rights, or the breach, violation, default (with or without notice or lapse of time, or both), termination, cancellation or acceleration of any obligation, or the loss of a material benefit, under (i) the Parent's charter or by-laws or (ii) any indenture or other loan document provision or other contract, license, franchise, permit, order, decree, concession, lease, instrument, judgment, statute, law, ordinance, rule or regulation applicable to Parent or any of its subsidiaries or their respective properties or assets, other than, in the case of clause (ii) only, (A) any breaches, violations, defaults, terminations, cancellations, accelerations or losses which, either singly or in the aggregate, will not have a Parent Material Adverse Effect or prevent the consummation of the transactions contemplated hereby and (B) the laws and regulations referred to in the next paragraph.





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
                 (c) Except as disclosed in Section 4.4 of the Parent Disclosure Letter, or in connection, or in compliance, with the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934 (the "Exchange Act"), and the corporation, securities or blue sky laws or regulations of the various states, no filing or registration with, or authorization, consent or approval of, any public body or authority is necessary for the consummation by Parent of the transactions contemplated by this Agreement, other than filings, registrations, authorizations, consents or approvals the failure of which to make or obtain will not have a Parent Material Adverse Effect or prevent the consummation of the transactions contemplated hereby.

                 SECTION 3.5  REPORTS AND FINANCIAL STATEMENTS.
Parent has previously furnished the Company with true and complete copies of its (i) Annual Report on Form 10-K, as amended, for the fiscal years ended December 31, 1994 and December 31, 1995, as filed with the Commission, (ii) proxy statements related to all meetings of its stockholders (whether annual or special) since January 1, 1994, and (iii) all other reports or registration statements filed by Parent with the Commission under the Exchange Act since December 31, 1992 through the date hereof, except Quarterly Reports on Form 10-Q for fiscal quarters ended prior to December 31, 1995 (the items in clauses
(i) through (iii) being referred to herein collectively as the "Parent SEC Reports"). As of their respective dates, the Parent SEC Reports complied in all material respects with the requirements of the Exchange Act, and the rules and regulations of the Commission thereunder applicable to such Parent SEC Reports. As of their respective dates, the Parent SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of Parent included in the Parent SEC Reports comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto. The financial statements included in the Parent SEC Reports: have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto); present fairly, in all material respects, the financial position of Parent and its subsidiaries as at the dates thereof and the results of their operations and cash flows for the periods then ended subject, in the case of the unaudited interim financial statements, to normal year-end audit adjustments, any other adjustments described therein and the fact that certain information and notes have been condensed or omitted in accordance with the Exchange Act and the rules promulgated





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
thereunder; and are in all material respects, in accordance with the books of account and records of Parent.

                 SECTION 3.6   ABSENCE OF CERTAIN CHANGES OR
EVENTS.  Except as disclosed in the Parent SEC Reports or as disclosed in
Section 4.6 of the Parent Disclosure Letter, from December 31, 1995 through the date of this Agreement, there has not been (i) any transaction, commitment, dispute or other event or condition (financial or otherwise) of any character (whether or not in the ordinary course of business) individually or in the aggregate having a Parent Material Adverse Effect (other than as a result of changes in laws or regulations of general applicability); (ii) any damage, destruction or loss, whether or not covered by insurance, which would have a Parent Material Adverse Effect; or (iii) any entry into any commitment or transaction material to Parent and its subsidiaries taken as a whole (including, without limitation, any borrowing or sale of assets) except in the ordinary course of business consistent with past practice.

                                  ARTICLE IV.

                                  ADJUSTMENTS

                 SECTION 4.1. DISTRIBUTIONS; ADJUSTMENT UPON CHANGES IN CAPITALIZATION.

                 (a) Any dividends or other distributions (whether payable in cash, stock or otherwise) by the Company with respect to any Shares purchased hereunder with a record date on or after the Closing Date will belong to Parent. If any such dividend or distribution belonging to Parent is paid by the Company to the Stockholder, the Stockholder shall hold such dividend or distribution in trust for the benefit of Parent and shall promptly remit such dividend or distribution to Parent in exactly the form received, accompanied by appropriate instruments of transfer.

                 (b) If on or after the date of this Agreement there shall occur any stock dividend, stock split, recapitalization, combination or exchange of shares, merger, consolidation, reorganization or other change or transaction of or by the Company, as a result of which shares of any class of stock, other securities, cash or other property shall be issued in respect of any Shares or if any Shares shall be changed into the same or another class of stock or other securities, then, upon exercise of the Option, Parent shall receive for the aggregate price payable upon exercise of the Option with respect to the Shares, all such shares of stock, other securities, cash or other property issued, delivered or received with respect to such Shares (or if the Option shall not be exercised, appropriate adjustment shall be made for purposes of the calculations set forth in this Agreement).





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
                                   ARTICLE V.

                 SECTION 5.1.  NO SOLICITATION OF TRANSACTIONS.

                 Each Stockholder covenants and agrees that in its capacity as a stockholder of the Company it shall not, directly or indirectly, take (nor shall the Stockholder authorize or permit its officers, directors, partners, stockholders, employees, representatives, investment bankers, attorneys, accountants or other agents or affiliates (the "Representatives"), to take and the Representatives shall not take, on behalf of the Stockholder) any action to (i) encourage, solicit or initiate the submission of any Acquisition Proposal or a proposal for the acquisition, purchase or option to purchase any of the Shares, (ii) enter into any agreement with respect to any Acquisition Proposal or any acquisition or purchase of all or any of the Shares or (iii) participate in any way in discussions or negotiations with, or furnish any information to, any person in connection with, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal or a proposal to acquire or purchase any of the Shares. The Stockholder will promptly communicate to Parent any solicitation received by it in its capacity as a stockholder of the Company with respect to an Acquisition Proposal and the terms of such proposal or inquiry, including the identity of the person and its affiliates making the same, that it may receive in respect of any such transaction, or of any such information requested from it or of any such negotiations or discussions being sought to be initiated with it. "Acquisition Proposal" shall mean any proposed (A) merger, consolidation or similar transaction involving the Company, (B) sale, lease or other disposition directly or indirectly by merger, consolidation, share exchange or otherwise of assets of the Company or its subsidiaries representing 10% or more of the consolidated assets of the Company and its subsidiaries other than in the ordinary course of business, (C) issue, sale, or other disposition of (including by way of merger, consolidation, share exchange or any similar transaction) securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) representing 10% or more of the voting power of the Company or (D) transaction in which any person shall acquire beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act), or the right to acquire beneficial ownership or any "group" (as such term is defined under the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of 25% or more of the outstanding Common Stock.

                                  ARTICLE VI.

                         COVENANTS OF THE STOCKHOLDERS.

                 SECTION 6.1. NEGATIVE COVENANTS. Each Stockholder agrees, until the Option has terminated, not to:

                 (a) sell, transfer, pledge, assign or otherwise dispose of, or enter into any contract, option or other arrangement with respect to the sale, transfer, pledge, assignment or other disposition of, the Shares owned by such Stockholder to any person other than Parent or Parent's designee and except as contemplated in Exhibit A;

                 (b) acquire any additional shares of Common Stock without the prior consent of Parent other than pursuant to rights under the Company Employees Stock Purchase Plan or options outstanding on the date of this Agreement; or

                 (c) deposit any Shares into a voting trust or grant a proxy or enter into a voting agreement with respect to any Shares, except for this Agreement.

                 SECTION 6.2.  FURTHER ASSURANCES.  If Parent shall
exercise the Option in accordance with the terms of this Agreement, from time to time and without additional consideration the Stockholder will execute and deliver, or cause to be executed and delivered, such additional or further transfers, assignments, endorsements, consents and other instruments as Parent may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement, including the transfer of the Shares to Parent and the release of any and all Encumbrances with respect thereto.

                                  ARTICLE VII.

                                 MISCELLANEOUS

                 SECTION 7.1.  NON-SURVIVAL OF REPRESENTATIONS,
WARRANTIES AND AGREEMENTS. All representations, warranties and agreements made by the parties to this Agreement shall terminate at the Closing.

                 SECTION 7.2.  EXPENSES.  Except as otherwise provided
herein, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses. SECTION 1 NOTICES. All notices or other communications under this Agreement shall be in writing and shall be given by delivery in person, by facsimile, cable, telegram, telex or other standard form of telecommunications, or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows (or such other address for a party as shall be specified in a notice given in accordance with this Section 6.3) and shall be deemed to have been given one business day after transmission by facsimile, cable, telegram, telex of other standard form of telecommunications or four days after deposit in the U.S. mail:

                 If to a Stockholder, at the address or facsimile number of such Stockholder set forth on Exhibit A, with a copy to:

                           UUNET Technologies, Inc.
                           3060 Williams Drive
                           Fairfax, VA  22031
                           Attention:  General Counsel
                           Facsimile No.:  (703) 206-5807

                           and

                           Heller Ehrman White & McAuliffe
                           525 University Avenue
                           Palo Alto, CA  94301
                           Attn:  August J. Moretti
                                 and Richard Friedman
                           Facsimile:  (415) 324-0638

                 If to Parent or Sub:

                           MFS Communications Company, Inc.
                           3555 Farnam Street, 2nd Floor
                           Omaha, Nebraska  68131
                           Attention:  General Counsel
                           Facsimile No.:  (402) 977-5335

                           With a copy to:

                           Willkie Farr & Gallagher
                           One Citicorp Center
                           153 East 53rd Street
                           New York, New York  10022
                           Attention:  John S. D'Alimonte, Esq.
                           Facsimile No.:  (212) 821-8111

                 SECTION 7.4. SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

                 SECTION 7.5 ENTIRE AGREEMENT. This Agreement and any documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

                 SECTION 7.6.  ASSIGNMENT, BINDING EFFECT.  Neither
this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Parent or Sub may assign all or any of their rights and obligations hereunder to any affiliate of Parent, provided that no such assignment shall relieve Parent or Sub of its obligations hereunder if such assignee does not perform such obligations. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

                 SECTION 7.7  SPECIFIC PERFORMANCE.  The parties
hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any Delaware Court, this being in addition to any other remedy to which they are entitled at law or in equity.

                 SECTION 7.8  GOVERNING LAW.  THIS AGREEMENT SHALL BE
GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO ITS RULES OF CONFLICT OF LAWS.

                 SECTION 7.9 HEADINGS. Headings of the Articles and Sections of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

                 SECTION 7.10.  COUNTERPARTS.  This Agreement may be
executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

                           [Signature Pages follow.]

                 IN WITNESS WHEREOF, Parent has caused this Agreement to be executed by its officers thereunto duly authorized and each Stockholder has caused this Agreement to be executed, or duly executed by an authorized signatory, all as of the date first written above.

                                  MFS COMMUNICATIONS COMPANY, INC.



                                  By  /s/ JAMES Q. CROWE
                                      -----------------------
                                      Name: James Q. Crowe
                                      Title: Chairman & CEO


                                  MFS GLOBAL INTERNET SERVICES, INC.


                                  By  /s/ JAMES Q. CROWE
                                      -----------------------
                                      Name: James Q. Crowe
                                      Title: President


                                  [Entity Stockholder]





                                  By
                                    -------------------------
                                    Name:
                                    Title:


                                  ---------------------------
                                  [Individual Stockholder]

                 IN WITNESS WHEREOF, Parent has caused this Agreement to be executed by its officers thereunto duly authorized and each Stockholder has caused this Agreement to be executed, or duly executed by an authorized signatory, all as of the date first written above.

                                  MFS COMMUNICATIONS COMPANY, INC.



                                  By
                                      -------------------------
                                      Name:
                                      Title:


                                  MFS GLOBAL INTERNET SERVICES, INC.


                                  By
                                      -------------------------
                                      Name:
                                      Title:


                                  [Entity Stockholder]





                                  By
                                      ----------------------
                                      Name:
                                      Title:


                                   /s/ RICHARD L. ADAMS, Jr.
                                   ---------------------------
                                   [Individual Stockholder]

                 IN WITNESS WHEREOF, Parent has caused this Agreement to be executed by its officers thereunto duly authorized and each Stockholder has caused this Agreement to be executed, or duly executed by an authorized signatory, all as of the date first written above.

                                  MFS COMMUNICATIONS COMPANY, INC.



                                  By
                                    -------------------------
                                      Name:
                                      Title:


                                  MFS GLOBAL INTERNET SERVICES, INC.


                                  By
                                    -------------------------
                                      Name:
                                      Title:


                                  MICROSOFT CORPORATION


                                  By  /s/ NATHAN MYHRVOID
                                      ------------------------
                                      Name: Nathan Myhrvoid
                                      Title: Group Vice President


                                  -------------------------
                                  (Individual Stockholder)

                 IN WITNESS WHEREOF, Parent has caused this Agreement to be executed by its officers thereunto duly authorized and each Stockholder has caused this Agreement to be executed, or duly executed by an authorized signatory, all as of the date first written above.

                                  MFS COMMUNICATIONS COMPANY, INC.



                                  By
                                    -------------------------
                                    Name:
                                    Title:


                                  MFS GLOBAL INTERNET SERVICES, INC.


                                  By
                                    -------------------------
                                    Name:
                                    Title:

                                  [Entity Stockholder]


                                  MENLO VENTURES IV, L.P.
                                  By: MV Management IV, L.P.
                                      its General Partner


                                  By   /s/ JOHN W. JARVE
                                    ------------------------
                                    Name: John W. Jarve
                                    Title: General Partner

                                  --------------------------
                                  (Individual Stockholder)

                 IN WITNESS WHEREOF, Parent has caused this Agreement to be executed by its officers thereunto duly authorized and each Stockholder has caused this Agreement to be executed, or duly executed by an authorized signatory, all as of the date first written above.

                                  MFS COMMUNICATIONS COMPANY, INC.



                                  By
                                    -------------------------
                                    Name:
                                    Title:


                                  MFS GLOBAL INTERNET SERVICES, INC.


                                  By
                                    -------------------------
                                    Name:
                                    Title:

                                  [Entity Stockholder]

                                  MENLO EVERGREEN V, L.P.
                                  By: MV Management IV, L.P.
                                      its General Partner


                                  By   /s/ JOHN W. JARVE
                                    ---------------------------
                                    Name: John W. Jarve
                                    Title: General Partner


                                  -------------------------
                                  [Individual Stockholder]

                 IN WITNESS WHEREOF, Parent has caused this Agreement to be executed by its officers thereunto duly authorized and each Stockholder has caused this Agreement to be executed, or duly executed by an authorized signatory, all as of the date first written above.

                                  MFS COMMUNICATIONS COMPANY, INC.



                                  By
                                    -------------------------
                                    Name:
                                    Title:


                                  MFS GLOBAL INTERNET SERVICES, INC.


                                  By
                                    -------------------------
                                    Name:
                                    Title:


                                  [Entity Stockholder]





                                  By
                                    -------------------------
                                    Name:
                                    Title:


                                    /s/ JOHN W. SIDGMORE
                                    --------------------------
                                  [Individual Stockholder]

                 IN WITNESS WHEREOF, Parent has caused this Agreement to be executed by its officers thereunto duly authorized and each Stockholder has caused this Agreement to be executed, or duly executed by an authorized signatory, all as of the date first written above.

                                  MFS COMMUNICATIONS COMPANY, INC.



                                  By
                                    -------------------------
                                    Name:
                                    Title:


                                  MFS GLOBAL INTERNET SERVICES, INC.


                                  By
                                    -------------------------
                                    Name:
                                    Title:


                                  [Entity Stockholder]

                                  New Enterprise Associates

                                  By: NEA Partners V, Limited
                                      Partnership



                                  By /s/ NANCY DORMAN
                                     ----------------------------
                                     Name: Nancy Dorman
                                     Title: General Partner

                                  -------------------------------
                                  [Individual Stockholder]

                 IN WITNESS WHEREOF, Parent has caused this Agreement to be executed by its officers thereunto duly authorized and each Stockholder has caused this Agreement to be executed, or duly executed by an authorized signatory, all as of the date first written above.

                                  MFS COMMUNICATIONS COMPANY, INC.



                                  By
                                    -------------------------
                                    Name:
                                    Title:


                                  MFS GLOBAL INTERNET SERVICES, INC.


                                  By
                                    -------------------------
                                    Name:
                                    Title:


                                  [Entity Stockholder]


   ACCEL INVESTORS '93 L.P.       ACCEL IV L.P.

   By: /s/ ARTHUR C. PATTERSON    By: ACCEL IV ASSOCIATES L.P.
      -------------------------       ITS GENERAL PARTNER
         General Partner

                                  By  /s/ ARTHUR C. PATTERSON
                                    -------------------------
                                    Name: Arthur C. Patterson
                                    Title: General Partner

                                  ------------------------
                                  [Individual Stockholder]

                 IN WITNESS WHEREOF, Parent has caused this Agreement to be executed by its officers thereunto duly authorized and each Stockholder has caused this Agreement to be executed, or duly executed by an authorized signatory, all as of the date first written above.

                                  MFS COMMUNICATIONS COMPANY, INC.



                                  By
                                    -------------------------
                                    Name:
                                    Title:


                                  MFS GLOBAL INTERNET SERVICES, INC.


                                  By
                                    -------------------------
                                    Name:
                                    Title:


                                  [Entity Stockholder]





                                  By
                                    -------------------------
                                    Name:
                                    Title:

                                  /s/ LES B. STRAUS
                                  --------------------------
                                  [Individual Stockholder]

                 IN WITNESS WHEREOF, Parent has caused this Agreement to be executed by its officers thereunto duly authorized and each Stockholder has caused this Agreement to be executed, or duly executed by an authorized signatory, all as of the date first written above.

                                  MFS COMMUNICATIONS COMPANY, INC.



                                  By
                                    -------------------------
                                    Name:
                                    Title:


                                  MFS GLOBAL INTERNET SERVICES, INC.


                                  By
                                    -------------------------
                                    Name:
                                    Title:

                                  [Entity Stockholder]





                                  By
                                    -------------------------
                                    Name:
                                    Title:


                                  /s/ DANIEL C. LYNCH
                                  -------------------------
                                  [Individual Stockholder]

                                                                       EXHIBIT A
                              LIST OF STOCKHOLDERS


                             Name and address                                 Number of Shares
                             of Stockholder                                   of Common Stock
                             ----------------                                 ---------------
                    Richard L. Adams, Jr.                                       4,700,000(1)
                    c/o UUNET Technologies, Inc.
                    3060 Williams Drive
                    Fairfax, VA  22031
                    Facsimile:  (703) 206-5805

                    Microsoft Corporation                                        4,164,000
                    1 Microsoft Way
                    Redmond, WA  98052
                    Attn:   Robert Eschelman
                    Facsimile:  (206) 869-1327

                    Menlo Ventures IV, L.P.                                      2,563,031
                    Menlo Evergreen V, L.P.                                       666,667
                    3000 Sand Hill Road
                    Building 4, Suite 100
                    Menlo Park, CA  94025
                    Attn:  John W. Jarve
                    Facsimile:  (415) 854-7059

                    John W. Sidgmore                                            1,091,455(2)
                    c/o UUNET Technologies, Inc.
                    3060 Williams Drive
                    Fairfax, VA  22031
                    Facsimile:  (703) 206-5805

                    New Enterprise Associates V,                                 3,229,698
                      Limited Partnership
                    1119 St. Paul Street
                    Baltimore, MD  21202
                    Attn:  Peter J. Barris and
                           Nancy Dorman
                    Facsimile:  (410) 752-7721

                    Accel IV L.P.                                                2,958,403
                    Accel Investors '93 L.P.                                      119,499
                    One Palmer Square
                    Princeton, NJ  08542
                    Attn:  Carter Sednaoui
                    Facsimile:  (609) 683-0384

                    Les B. Straus
                    PictureTel                                                     53,472
                    The Tower at Northwoods
                    222 Rosewood Drive
                    Danvers, MA  01923
                    Facsimile:  (508) 762-5219

                    Daniel C. Lynch                                                34,500
                    25560 La Lanne Court
                    Los Altos Hills, CA  94022
                    Facsimile:  (415) 948-0757
                                                                                 ----------

                                         TOTAL                                   19,580,725



- ---------------------

(1) Of the 4,700,000 shares held by Mr. Adams, 325,000 shares may be sold, gifted or otherwise transferred without restriction under this Agreement prior to the Closing.

(2) Of the 1,091,455 shares held by Mr. Sidgmore, 355,458 of such shares are subject to a right of repurchase by the Company if Mr. Sidgmore voluntarily terminates his employment with the Company before June 27, 1996. In addition, as of April 30, 1996, the Company has a right of repurchase with respect to another 562,807 of such shares in the event that Mr. Sidgmore's employment with the Company is terminated and which right of repurchase expires with respect to 14,810.70 shares of the last day of each calendar month so long as Mr. Sidgmore remains employed by the Company; provided, that such right of repurchase expires with respect to 50 percent of such shares subject to a right of repurchase in the event of a Change in Control or involuntary Termination Other Than For Cause (each, as defined in the Nonstatutory Stock Option Agreement between the Company and Mr. Sidgmore dated as of July 20, 1994).